Exhibit 21.1

LIST OF SUBSIDIARIES OF MONTAGE RESOURCES CORPORATION

Name of Subsidiary	Jurisdiction of Organization

Eclipse GP, LLC	Delaware

Eclipse Resources I, LP	Delaware

Eclipse Resources Operating, LLC	Delaware

Eclipse Resources - Ohio, LLC	Delaware

Buckeye Minerals & Royalties, LLC	Delaware

Eclipse Resources Midstream, LP	Delaware

Eclipse Resources Marketing, LP	Delaware

Eclipse Resources – PA, LP	Delaware

Blue Ridge Mountain Resources, Inc.	Delaware

Magnum Hunter Resources GP, LLC	Delaware

Magnum Hunter Services, LLC	Delaware

Triad Hunter, LLC	Delaware

Shale Hunter, LLC	Delaware

NGAS Hunter, LLC	Delaware

Bakken Hunter, LLC	Delaware

Magnum Hunter Resources, LP	Delaware

Viking International Resources Co., Inc.	Delaware

Hunter Real Estate, LLC	Delaware

Alpha Hunter Drilling, LLC	Delaware

Triad Holdings, LLC	Ohio

Magnum Hunter Production, Inc.	Kentucky

VIRCO Pipeline of West Virginia, LLC	West Virginia

VIRCO Pipeline of Ohio, LLC	Ohio

NGAS Gathering, LLC	Kentucky

Daugherty Petroleum N.D. Ventures LLC	Delaware